UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2014 (April 4, 2014)

ACCELERIZE NEW MEDIA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

20411 SW Birch Street, Suite 250 Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(949) 515-2141

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 4, 2014, the board of directors (the “Board”) of Accelerize New Media, Inc. (the "Company") voted to expand the size of the Board to three directors and voted to appoint Mario Marsillo Jr. and Gregory Akselrud to the Board, each to serve until the next annual meeting of shareholders of the Company. In consideration of their service to the Company as directors, each of Mr. Marsillo and Mr. Akselrud will receive an annual compensation of $24,000 and were granted options to purchase 30,000 shares of the Company’s common stock at an exercise price of $1.80 per share, vesting in eight equal quarterly installments commencing on July 4, 2014 and expiring on April 4, 2024.

Mr. Marsillo, age 46, is the Managing Director of Private Equity for Network 1 Financial Securities Inc. (“Network 1”), a New Jersey based FINRA member firm offering a wide array of investment banking services and has been with Network 1 since 2010. Prior to his association with Network 1, Mr. Marsillo acquired Skyebanc, Inc., a registered broker dealer, with a specialty towards private equity, and served as its Vice President of Private Equity and Business Development. Mr. Marsillo currently holds the Series 7, 63 79, 99 and 24 FINRA qualifying examinations.

Mr. Akselrud, age 38, is a founder and partner of Stubbs, Alderton & Markiles, LLP (“Stubbs Alderton”), a Southern California based business law firm with corporate, public securities, mergers and acquisitions, intellectual property and business litigation practice groups, and founded Stubbs Alderton in 2002. Mr. Akselrud chairs Stubbs Alderton’s Internet, Digital Media and Entertainment practice group and has extensive experience representing public companies at all stages of their growth. In addition to working as a full time attorney, Mr. Akselrud is an Adjunct Professor of Law at Loyola Law School, Los Angeles. Mr. Akselrud is a member of the California Bar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERIZE NEW MEDIA, INC.

By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: April 7, 2014